Exhibit 99.1

VLOV Ticker Symbol Reverts to VLOV

XIAMEN, China, October 22, 2012/PRNewswire-Asia/ — VLOV Inc. (OTC Bulletin Board: VLOV) (“VLOV” or the “Company”), which designs, sources and markets VLOV-brand casual, fashion-forward apparel for men in the People's Republic of China, today announced that its ticker symbol will revert back to VLOV as of October 22, 2012. As a result of the Company’s reverse stock split which became effective as of September 24, 2012, the Company’s common stock had been trading on a post-split basis under the temporary trading symbol “VLOVD” for approximately 20 trading days.

As of October 19, 2012, VLOV has 13,333,334 common shares authorized of which 2,603,481 shares are issued and outstanding. The CUSIP for the Company’s common stock is 918258302.

About VLOV Inc.

VLOV Inc., a leading lifestyle apparel designer based in China, designs, sources, markets and distributes VLOV-brand fashion-forward apparel for men ages 20 to 45 throughout China.  As of June 30, 2012, VLOV products were sold by its distributors at 414 points of sale across northern, central and southern China, as well as at 18 stores in Fujian Province owned and operated by VLOV.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipate,” “optimistic,” “intend,” “will” or similar expressions.  The Company's actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in VLOV's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov .  All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors.  Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:
VLOV Inc.
Bennet Tchaikovsky, Chief Financial Officer
310-622-4515
bennet@vlov.net